UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2007

FLEX FUELS ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-136349	20 -5242826
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

502 East John Street
Carson City, Nevada	89706
(Address of principal executive offices)	(Zip Code)

(Registrant's telephone number, including area code) (604) 685-7552

Malibu Minerals, Inc.
(Former name or former address, if changed since last report)

Copies to:
Richard A. Friedman, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02  Unregistered Sales of Equity Securities.

On July 31, 2007 (the “Closing Date”), Flex Fuels Energy, Inc. (the “Company”) closed on a private placement offering in which it sold an aggregate of 4,871,838 shares (the “Shares”) of its common stock, $0.001 par value per share (the “Common Stock”), at a price of $0.90 per Share for aggregate gross proceeds of $4,384,653.80 (the “Proceeds”). The Shares were sold pursuant to Subscription Agreements entered into by and between the Company and the purchasers named on the signature pages thereto (the “Purchasers”). A copy of the form of the Subscription Agreement is filed as Exhibit 10.1 to this Current Report. Effective as of the Closing date, the Company also conditionally closed on a sale of additional 81,667 shares of Common Stock for additional gross proceeds of $73,500 (the “Additional Proceeds”) to a certain accredited investor (the “Additional Purchaser;” the Additional Purchaser and the Purchasers shall collectively be refereed to as the “Purchasers”), which sale shall be consummated if within 2 business days of the Closing Date, the Company receives a confirmation in writing from the Additional Purchaser of its ability to enter into such a subscription agreement with the Company; in the event said confirmation is not obtained by the Company within the prescribed period, the Additional Proceeds will be returned to this Additional Purchaser.

International Capital Partners SA (“ICP”) acted as the placement agent for the Offering. The Company paid the following fees in connection with the Offering (i) a commission equal to $438,465.38, paid to ICP representing 10% of the Proceeds; and (ii) approximately $6,000 in legal and miscellaneous fees. ICP had no obligation to buy any Shares from the Company. In addition, the Company agreed to indemnify ICP and other persons against specific liabilities under the Act. The net proceeds of the Offering are expected to be used as by the Company as working capital and for general corporate purposes. In the event the Company closes on the Additional Proceeds, the Company shall pay to ICP a commission equal to $73,500 representing 10% of the Additional Proceeds.

The Purchasers agreed not to sell the Shares on or before May 29, 2008, unless permitted earlier by the Company. Notwithstanding the foregoing, the Purchasers further agreed to be bound by any lock-up period required by any state or federal regulatory agencies or any other governmental regulation. The Shares are restricted securities under Securities Act of 1933, as amended (the "Act"), and applicable state securities laws and, therefore, may only be transferred pursuant to the registration requirements of federal and state securities laws or pursuant to an exemption from such registration requirements. The Shares will bear a restrictive legend stating these resale restrictions.

In connection with the Offering, the Company agreed to file a registration statement on Form SB-2 (the “Registration Statement”) to effect the registration of the Common Stock underlying the Shares. The Company agreed to use its reasonable best efforts to cause the Registration Statement to be filed with the SEC as soon as possible but on or before August 27, 2007. The Company further agreed to clear any comments issued with respect to the Registration Statement in order for the SEC to declare the Registration Statement effective no later than 120 days after the filing of the Registration Statement. If the Company fails to file the Registration Statement with the SEC or have the Registration Statement be declared effective on or before the time frame described, the Purchasers shall be entitled to liquidated damages from the Company in an amount of $14,644.74 (or $14,890.23 if the Additional Proceeds are received) for each month that the Company is delinquent in filing or effectiveness of the Registration Statement, subject to an overall limit of up to 15 months of partial liquidated damages.

The Shares were offered and sold to the Purchasers in a private placement transaction made in reliance upon exemptions from registration pursuant to Regulation S promulgated under the Act. The offers and sales to the Purchasers were made in offshore transactions. None of the Purchasers were a U.S. person as defined in Rule 902(k) of Regulation S, and no sales efforts were conducted in the U.S., in accordance with Rule 903(c). Such Purchasers acknowledged that the securities purchased must come to rest outside the U.S., and the certificates contain a legend restricting the sale of such securities until the Regulation S holding period is satisfied.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 28, 2007, and effective as of July 6, 2007, the Company filed Articles of Merger (“Articles”) with the Secretary of State of the State of Nevada, to effect a merger by and between Flex Fuels Energy, Inc., a Nevada corporation and a wholly owned subsidiary of the Company, and the Company, resulting in the Company being the surviving entity, and to effect a name change of the Company from Malibu Minerals, Inc. to Flex Fuels Energy, Inc. As a result, effective as of July 16, 2007, the Company’s quotation symbol on Over-The-Counter Bulletin Board changed from “MLBU.OB” to “FXFL.OB”. The Articles are attached hereto as Exhibit 3.1.

The above descriptions are a summary and are qualified in their entirety by the terms of the various agreements filed as Exhibits 3.1 and 10.1 - 10.3 to this Current Report.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description

3.1	Articles of Merger filed on June 28, 2007 with the Nevada Secretary of State. (Filed herewith).

10.1	Form of a Subscription Agreement dated July 31, 2007, entered into by and among Malibu Minerals, Inc., and the purchasers named on the signature pages thereto. (Filed herewith).

10.2	Form of a Registration Rights Agreement dated July 31, 2007, entered into by and among Malibu Minerals, Inc., and the purchasers named on the signature pages thereto. (Filed herewith).

10.3	Placement Agent Agreement dated February 8, 2007 entered into by and between Malibu Minerals, Inc., and International Capital Partners SA. (Filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Flex Fuels Energy, Inc.

Date: August 6, 2007	By:	/s/ Paul Gothard
Paul Gothard
Chief Financial Officer